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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) April 29, 2004

                        Commission File Number 000-50583

                              BIOVERIS CORPORATION

                           (Exact name of registrant)


                  Delaware                           80-0076765

          (State of organization)       (I.R.S. Employer Identification No)



               16020 Industrial Drive, Gaithersburg Maryland 20877

              (Address of principal executive offices and zip code)



                                 (301) 869-9800

                         (Registrant's telephone Number)



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



Item 5.  Other Events and Regulation FD Disclosure

On April 29, 2004, BioVeris Corporation (the "Company") received a valuation election notice from Meso Scale Diagnostics ("MSD") and Meso Scale Technologies ("MST") pursuant to the terms of the MSD joint venture agreement between and among MSD, MST and the Company.

Upon completion of the merger agreement and related transaction agreements between the Company, MSD, IGEN International, Inc. and Roche Holding Ltd. on February 13, 2004, the MSD joint venture agreement expired. As a result, MSD and MST have the right to purchase for a purchase price equal to fair market value (to be determined as described below), less a 7.5% discount factor, the Company's entire interest in MSD, including the Company's preferred interests that entitle it to a preferred return on its investment in MSD. MSD has commenced the valuation process through the delivery of the valuation election notice on April 29, 2004.

Under the MSD joint venture agreement, the parties must negotiate in good faith for 30 days to attempt to agree on a purchase price for the Company's interest in MSD (including its preferred interests), after which time the MSD joint venture agreement provides for an appraisal of the fair market value of the Company's interest. The MSD joint venture agreement provides for this appraisal to be accomplished within 45 days after appraisers are appointed by each of the Company and either MSD or MST, as applicable, but may be extended an additional 45 days or more through the required appointment of a third appraiser if the value determined by the first two appraisers differs by more than 10%. Fair market value will equal the average of the determinations of both appraisers, if there are only two appraisers, or the average of the two closest determinations, if there are three appraisers. The Joint Venture Oversight Committee of the Company's Board of Directors ("JVOC") will, on behalf of the Company, conduct the negotiations to determine the purchase price of the Company's interest in MSD. Neither Mr. Samuel Wohlstadter, Dr. Richard Massey nor any other interested party will participate on behalf of the Company in the negotiations. In addition, Dr. Richard Massey, who is the Company's representative on the MSD board of managers and has been MSD's treasurer and secretary, will not participate on behalf of MSD in the negotiations. MSD or MST must exercise its right to purchase the Company's interest within 60 days after the purchase price has been determined.

If MSD or MST exercises its purchase right, it will be required to pay the Company the outstanding purchase price plus simple (cumulated, not compounded) interest at the fixed annual rate of 0.5% over the prime rate in effect on the date that MSD or MST, as the case may be, elects to purchase the interests. The purchase price is payable over time in installments equal to the sum of 5% of MSD net sales, as determined in accordance with the MSD agreements, and 20% of the net proceeds realized by MSD from the sale of its debt or equity securities in any third-party financing after the date of the sale of the Company's interest in MSD. In the event such net sales or third-party financings do not materialize, the Company will not receive any payments from MSD or MST, as the case may be, for the purchase of the Company's interest in MSD. As security for the payment obligation, the Company will hold a security interest in the interests in MSD that are being purchased. MST or MSD, as the case may be, may prepay all or any part of the outstanding purchase price plus accrued interest at any time and from time to time without penalty.

Each of the Company and either MSD or MST, as applicable, will be responsible for all fees and costs of the appraiser designated by it and one-half of all fees and costs of the third appraiser, if any, provided that, upon the election of MSD or MST, the Company will pay MSD's or MST's, share of such fees and costs, in which case such fees and costs may be added to the purchase price of the Company's interest in MSD.

Additional information about the termination of the MSD joint venture, MSD's or MST's right to purchase the Company's interest in MSD, and the consequences to the Company, MSD and MST are described in the Company's Form S-4 registration statement (SEC Registration No. 333-109196) and the definitive proxy statement/prospectus contained therein, and other documents filed by the Company with the SEC. These documents are available at the SEC's web site at www.sec.gov.

This report on Form 8-K contains forward looking statements within the meaning of the federal securities laws that relate to future events or the Company's future rights. All statements made in this report that are not historical facts, including statements about the outcome of the timing of both the valuation process and the purchase process described in the MSD joint venture agreement, are identified as "forward looking statements." The Company has based these forward looking statements on managements' current expectations and they are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward looking statements. Such forward looking statements should, therefore, be considered in light of various important factors including those set forth in this report as well as in the Company's other filings with the Securities and Exchange Commission.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   BioVeris Corporation


                   By:/s/George V. Migausky
                   ------------------------
                   George V. Migausky
                   Vice President and Chief Financial Officer




                   Dated:   May 5, 2004